As  filed  with  the  Securities  and  Exchange Commission on September 9, 2004

                                                   Registration  No.  333-116890
                                                                      ----------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  FORM SB-2/A
                                AMENDMENT NO. 2
                             Registration Statement
                        Under the Securities Act of 1933


                          COLLEGE OAK INVESTMENTS, INC.
             (Exact name of Registrant as specified in its charter)

          NEVADA                         233320,  531           30-0226902
(State or other jurisdiction   (North American Industry      (I.R.S. Employer
     of incorporation or         Classification System    Identification Number)
        organization)                 -  NAICS)

  CAREY  G.  BIRMINGHAM                               CAREY  G.  BIRMINGHAM
COLLEGE  OAK  INVESTMENTS,  INC.                COLLEGE  OAK  INVESTMENTS,  INC.
 16161  COLLEGE  OAK,  SUITE  101                 16161 COLLEGE OAK, SUITE 101
  SAN  ANTONIO,  TEXAS  78249                     SAN  ANTONIO,  TEXAS  78249
      (210)  408-6019                                   (210)  408-6019
(Address,  and  telephone number             (Name, address and telephone number
 of  principal  executive  offices)                  of  agent  for  service)

                                   Copies to:
                                  DAVID M. LOEV
                                ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                              HOUSTON, TEXAS 77019
                                 (713) 524-4110

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.





                                             CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                 AMOUNT                PROPOSED MAXIMUM    PROPOSED MAXIMUM
   SECURITIES TO BE                    BEING                     PRICE             AGGREGATE           AMOUNT OF
      REGISTERED                     REGISTERED                PER SHARE(1)        PRICE(1)(2)      REGISTRATION FEE
-------------------------  -------------------------------  ------------------  ------------------  -----------------
Common Stock to be Resold              234,000                    $ .001              $ 234.00            $ .03
-------------------------  -------------------------------  ------------------  ------------------  -----------------

TOTAL . . . . . . . . . .              234,000                    $ .001              $ 234.00            $ .03
-------------------------  -------------------------------  ------------------  ------------------  -----------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)     The  book value of the common stock, calculated pursuant to Rule 457(f).


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                          COLLEGE OAK INVESTMENTS, INC.

                    RESALE OF 234,000 SHARES OF COMMON STOCK

     The selling stockholders listed on page 20 may offer and sell up to 234,000 shares of our common stock under this prospectus for their own account. Currently the Company's stock is not traded on any public trading market. Shares offered by the selling stockholders will be sold at a stated, fixed price until the securities are quoted on the OTC Bulletin Board and, thereafter may sell at prevailing market prices or privately negotiated prices. Shares offered by the selling stockholders may be sold by one or more of the following methods:

   -  ordinary  brokerage transactions in which a broker solicits purchases; and
   - face to face transactions between the selling stockholders and purchasers without a broker.

     A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters. Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




               The date of this prospectus is September 9, 2004

                                TABLE OF CONTENTS
                                -----------------


                                                                            PAGE
                                                                            ----

Prospectus  Summary                                                            4
Summary  Financial  Data                                                       6
Risk  Factors                                                                  7
Use  of  Proceeds                                                              9
Dividend  Policy                                                               9
Management Discussion and Analysis of Financial Condition and Results of
Operations                                                                     9
Business                                                                      13
Recent  Events                                                                16
Management                                                                    17
Certain  Transactions  and  Related  Transactions                             18
Principal  Stockholders                                                       19
Description  of  Capital  Stock                                               20
Shares  Available  for  Future  Sale                                          20
Plan  of  Distribution  and  Selling  Stockholders                            21
Interest  of  Named  Experts  and  Counsel                                    23
Disclosure  of Commission Position on Indemnification for Securities  Act
Liabilities                                                                   23
Legal  Proceedings                                                            23
Experts                                                                       23
Legal  Matters                                                                23
Where  You  Can  Find  More  Information                                      23
Financial  Statements                                                        F-1

                              ABOUT THIS PROSPECTUS
                              ---------------------

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements.

     All references to "we," "our," or "us," refer to College Oak Investments, Inc., a Nevada corporation unless specifically stated otherwise.


                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     College Oak Investments, Inc. (the "Company") provides full-service real estate development consulting, construction management and general contracting services and support for small to mid-size commercial developers and users of commercial buildings. These services include the following:

   -   Site  Selection;
   -   Financial  Pro-forma  preparation  and  analysis;
   -   Return  on  Investment  and  Rate  of  Return  Analysis;
   -   Design  Development;
   -   Construction  Management;
   -   General  Contracting;
   -   Job  Supervision;
   -   Leasing  and  Property  Management;  and
   -   Sale/Leaseback  and  other  Disposition  Scenario  Analyses.

          We have generated net revenues to date from construction management consulting fees ranging from 3% to 5% of construction related costs. As of July 31, 2004, we have generated approximately $37,901 in such fees, which was offset by $35,516 from cost of revenues. We do not consider ourselves a "blank check" company, as defined, and have no intention of seeking a private company with which to merge in the foreseeable future.

          In addition to the services listed above, in the event we raise significant capital from conventional sources such as our existing investors or commercial banks, we may purchase raw land for speculative purposes. In a purchase of raw land in South Texas it is not unusual to seek out mineral rights, such as oil and gas, which then can be associated with the purchase of the underlying land. If we have an opportunity to exploit such mineral rights in a raw land purchase, we intend to seize that opportunity and find additional partners to perhaps explore and extract those rights, when it makes sound business sense. Presently we do not have any such intentions, arrangements, understandings or plans.

          In addition, our business plan calls for us to enter into joint ventures such as the Schertz Parkway Joint Venture described further in this prospectus. To do this, we will seek out owners and/or developers for the construction and/or ownership of commercial properties and negotiate such arrangements.

          As a result of our accumulated deficit, our auditors have expressed substantial doubt as to whether we will be able to continue as a going concern. This risk may be exacerbated by the fact that we have only one employee who is not paid by the Company, our president, sole director, and majority shareholder, Carey Birmingham. In addition to being our sole employee, Mr. Birmingham is a majority shareholder controlling 46% of our common stock.

          The Company was incorporated in Nevada on February 3, 2004. Our principal executive offices are located at 16161 College Oak, Suite 101, San Antonio, Texas, 78249, our telephone number is (210) 408-6019 Ext. 2, and our fax number is (210) 408-1856.

                             SUMMARY FINANCIAL DATA
                             ----------------------

You should read the summary financial information presented below for the three months ending July 31, 2004. We derived the summary financial information from our unaudited financial statements appearing elsewhere in this prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.








                              THREE MONTHS ENDING
                                  JULY 31, 2004

STATEMENT OF OPERATIONS
DATA:

Revenues. . . . . . . . . . . . . . . . .  $  37,901
Cost of Revenues. . . . . . . . . . . . . .$  35,716
                                           ----------

Administrative Expenses . . . . . . . . .  $  1,429

Net Income (Loss)
                                           $  756
                                           ==========




Balance Sheet Data:                                        As of July 31, 2004

Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$  8,625
Working Capital Deficit . . . . . . . . . . . . . . . . . .    $ 22,590
Accounts Payable. . . . . . . . . . . . . . . . . . . . . .    $ 37,104
Deficit accumulated during development stage. . . . . . . . . ($234,790)

                                  RISK FACTORS
                                  ------------

          This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below. The shares being offered hereby involve a high degree of risk. Prospective investors should consider the following risk factors inherent in and affecting the business of the Company and an investment in the shares.

WE  HAVE  FUTURE CAPITAL NEEDS AND WITHOUT ADEQUATE CAPITAL, WE MAY BE FORCED TO
--------------------------------------------------------------------------------
GO  OUT  OF  BUSINESS
---------------------

          Our growth and continued operations could be impaired by limitations on our access to the capital markets. Two of the principals of our Company have committed up to $50,000 in additional capital to us via non-interest bearing unsecured lines of credit. However, we can not assure that the capital we have raised, and the additional capital available to us from our principals, will be adequate for the long-range growth of our Company. If financing is available, it may involve issuing securities senior to the shares or equity financings which are dilutive to holders of the shares. In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks ,there is every likelihood that our growth will be restricted and we may need to scale back or curtail implementing our business plan.
     Even if we are successful in raising capital, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, we may not have the capital needed to enter into new agreements and the value of any investment in College Oak Investments, Inc. may become worthless.

OUR AUDITOR HAS RAISED DOUBT AS TO WHETHER THE COMPANY CAN CONTINUE AS A GOING CONCERN

     The Company has generated nominal revenues since inception . Additionally the Company is run by its sole employee, Carey Birmingham, who is also a significant shareholder of the Company. These factors among others indicate that the Company may be unable to continue as a going concern, particularly in the event that it cannot obtain additional financing and/or attain profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if the company cannot continue as a going concern, your investment in the Company could become devalued or even worthless.


WE  HAVE A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BECOME DIFFICULT
--------------------------------------------------------------------------------
TO  EVALUATE  OUR  CHANCE  FOR  SUCCESS
---------------------------------------

          We were formed as a Nevada corporation in February, 2004. Aside from organizational costs incurred, we haven't incurred significant expenses to date but do have a limited operating history which includes construction management and consulting agreements that have generated a small amount of fees. As such, it may be difficult to evaluate our business prospects. We are a development stage company new to our business, which means we need to arrange new agreements, raise needed capital, and pay expenses and general administrative fees. Although we have an experienced president and significant talents in our consultants, we are a new company and, as such, run a real risk of not being able to compete because of our relatively short existence. New companies in the competitive environment of construction, real estate and consulting often do not survive without a history of projects and contacts. Without our efforts to market our business, we may be forced to close and go out of business. Under such a circumstance, the value of any investment in our company may become worthless.

WE  DEPEND  ON  CAREY  BIRMINGHAM, OUR SOLE DIRECTOR AND OFFICER, AND IF WE LOSE
--------------------------------------------------------------------------------
HIM,  WE  WILL  FACE  SIGNIFICANT  HURDLES  TO  CONTINUING  OUR  OPERATIONS
---------------------------------------------------------------------------

Our performance is substantially dependent on the performance of Carey Birmingham, our sole officer and director. The loss of the services of Carey
Birmingham will have a material adverse effect on our business, results of operations and financial condition. In addition, the absence of Mr. Birmingham will force us to seek a replacement who may have less experience or who may not understand our business as well, or we may not be able to find a suitable replacement. Without the expertise of Mr. Birmingham, or an immediate and qualified successor, we may be forced to curtail operations or close the business entirely, making the value of any investment in College Oak Investments, Inc. worthless. In addition, we rely on Mr. Birmingham's discretion in the direction of our business and the agreements he enters into. Our Company's future is in the sole discretion of Mr. Birmingham and if he makes poor decisions our Company may not be able to raise the additional funding needed to fully implement our business plan. As a result we may unable to enter into any new agreements which could adversely effect any investment you have in the Company.

THE  TWO  FOUNDERS OF OUR COMPANY POSSESS SIGNIFICANT CONTROL OVER THE COMPANY'S
--------------------------------------------------------------------------------
OPERATIONS,  AND  BECAUSE  OF  THIS  THEY MAY CHOOSE A PLAN OF ACTION WHICH WILL
--------------------------------------------------------------------------------
DEVALUE  THE  COMPANY'S  OUTSTANDING  SECURITIES
------------------------------------------------

     Our executive officer and director, along with our co-founder David Loev, control 89% of our outstanding Common Stock. Accordingly, our executive officer and co-founder possess significant influence over the Company on matters submitted to the stockholders for approval. These matters include the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. This amount of control by our founders gives them virtually limitless ability to determine the future of our Company, and as such they may unilaterally elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. This control may eventually make the value of any investment in College Oak Investments, Inc. worthless.

NO  MARKET  CURRENTLY  EXISTS  FOROUR  COMMONSTOCK
--------------------------------------------------
     We currently lack a market for the Company's Common Stock. Because of this it is hard to determine exactly how much our securities are worth. This makes an investment in our Company very speculative. As a result of the lack of market, it is hard to judge how much our securities are worth. Because of the illiquid nature of our shares any investment in the Company may become worthless. In addition, even if a market does develop for our shares it is likely that it will be illiquid and sporadic.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON OUR COMMON STOCK,
--------------------------------------------------------------------------------
BECAUSE  OF  THIS  OUR  SECURITIES  COULD  FACE  DEVALUATION  IN  THE  MARKET
-----------------------------------------------------------------------------

          We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As an investor you should take note of the fact that a lack of a dividend can further effect the market value of our stock, and could significantly effect the value of any investment in our Company. In addition, you will not receive any return on your investment.

OUR COMPANY HAS INDEMNIFIED OUR SOLE OFFICER AND DIRECTOR SOIT WILL BE DIFFICULT
--------------------------------------------------------------------------------
TO  SEEK  DAMAGES  FROM  HIM  IN  A  LAWSUIT
--------------------------------------------

          Our Bylaws provide that the officers and directors will only be liable to the Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable. See "Management".

     You should carefully consider the above risk factors and warnings before making an investment decision. The risks described above are not the only ones facing us. Additional risks that we do not yet know of or that we currently think are not material may also have an adverse effect on our business operations. If any of those risks or any of the risks described above actually occur, our business could be adversely affected. In that case, the price of our common stock could decline, and you could lose all or part of your investment. You should also refer to the other information set forth or incorporated by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

     This  Prospectus  includes forward-looking statements within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may affect our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors are discussed in the "Risk Factors" section beginning on page 7 of this Prospectus. In some cases you can identify forward-looking statements by terminology such as "may", "should", "could", "would", "expect", "plan", "anticipate", "believe", "estimate", "continue", or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this Prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this might not occur.

                                USE OF PROCEEDS
                                ---------------

     We  will  not  receive  any  proceeds  from  the  resale  of  common stock.

                                 DIVIDEND POLICY
                                 ---------------

          We have not in the past paid any dividends on our equity securities and anticipate that we will retain any future earnings for use in the expansion and operation of our business. We do not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends will depend upon our financial condition, results of operations and capital requirements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     ---------------------------------------
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

     The following discussion should be read in conjunction with our financial statements.

GENERAL

     College Oak Investments, Inc. is a development stage company with a limited operating history. Our fiscal year ends April 30.

     Since inception, we have utilized funds obtained primarily through the private placement sale of stock to 39 investors, raising $8,400 since March 2004 to develop our business. We had revenues of $37,901 and gross profit of $2,185 for the three months ended July 31, 2004. Nevertheless, we have recorded minimal revenues and have incurred net losses from operations totaling approximately ($234,790) from inception through July 31,2004.

     Our current cash forecast indicates that there will be negative cash flows from operations through the fiscal year ending April 30, 2005. On July 15, 2004, two of our founders, David Loev and Carey G. Birmingham committed to provide us with additional capital in the form of non-interest bearing, unsecured lines of credit totaling $50,000. This commitment is pursuant to verbal agreements between our company and the founders, and to date nothing has been put in writing. We feel that this additional capital will be sufficient to grow our company during the next 6 months. However, even with the additional capital available to us, we can provide no assurance that we will be successful in implementing our business plan or that revenues from our services or investments in the foreseeable future will be sufficient to fund our working capital and marketing expenditure requirements. Failure to obtain sufficient funding may adversely impact our financial position.

     The following discussion should be read in conjunction with our financial statements.

          We are a development stage company with a limited operating history. We were incorporated in February 2004, but have conducted limited business operations as we have had limited cash and assets. Since inception, we have marketed our services in a limited fashion as cash flow has allowed, relying on the efforts of our president and consultants to act on pending bids and/or opportunities as they arise. In the future, as revenues provide, we will place our company on broad bid lists, seek out potential real estate owners requiring our specific expertise, and attend various local and regional social functions to spread awareness of our services. Traditionally, the services that we provide are sought out on a "word-of-mouth" basis and by networking within the industry. Other methods, such as advertising and public relations, are less often utilized for small companies such as ours, but will be implemented as our growth allows. For the three months ended July 31, 2004, we generated revenues of $37,901 and a gross profit of $2,185. Nevertheless, there exists limited historic operations with respect to our operations. The financial information contained in this prospectus is for the audited period from inception (February 3, 2004) through April 30, 2004 as well as the unaudited period from May 1, 2004 through July 31, 2004.

     Currently, the majority of our losses have resulted from non-cash expenditures in the form of stock for services. We have no plans to pay any salaries or overhead costs in the foreseeable future. As a result, we believe that cash flows from fees, along with our available lines of credit, will be sufficient to pay the costs of this offering and the small amount of operating expenses we require for the next six months. We have begun to generate revenues from operations, but there is no assurance as to how long these revenues will be sufficient to cover cash requirements. As a result we will likely rely on the lines of credit available from our founders to supplement our operations.



                                                               ESTIMATED
                                                               CASH         DATE OR NUMBER OF MONTHS
                                                               REQUIRED     AFTER RECEIPT OF PROCEEDS
                              METHOD OF                        FOR SUCH     WHEN EVENT SHOULD BE
EVENT                         ACHIEVEMENT                      EVENT        ACCOMPLISHED
Fund operations and generate  Operations are currently being   $        0  Currently underway.  We are generating
revenue                       funded by existing gross                     revenues now. First revenues were
                              revenues and working capital                 generated in May, 2004.

Expand services to new        Currently underway               $    2,500  Ongoing process which has already
customers and seek out                                                     commenced with the purchase by the
development projects.                                                      Company of 3.0% of Schertz Parkway
                                                                           Ventures, LLC.  Future J/V projects will
                                                                           include ownership and construction
                                                                           management fees on a project by project
                                                                           basis.

Seek to establish strategic   Source businesses in related     $    2,500  The ability to complete strategic alliances
alliances that will maximize  fields.                                      cannot be definitively timed and will
our value.                                                                 depend on opportunities which these
                                                                           individuals will continue to explore.

Seek liquidity and growth in  Become listed on the over-       $    3,000  Six months to one year initially and then a
the market place.             the-counter bulletin board and               continuing effort thereafter.
                              continue marketing efforts.



Plan  of  Operations
--------------------

          Management anticipates a need for approximately $50,000 to meet our needs for working capital, capital expenditures and business development for the next twelve months. To date, we have been utilizing our resources in an effort to become a publicly traded entity. As of July 31, 2004 we have generated revenues of $37,901 resulting in a gross profit of $2,185 for the three months ended July 31, 2004. Our revenues were received from two clients in San
Antonio, Texas. Due to the nature of our business providing consulting services, our net revenue from consulting fees can be expected to be minimal for the foreseeable future, in the range of 3-5% of construction cost. We anticipate increasing our revenues by purchasing equity interests in development joint ventures, such as the Schertz Parkway venture described in Recent Events Section herein.

     We  have  raised  approximately  $8,400  from  39  investors.

     To fund operations and purchase equity interests in properties and development joint ventures, we will rely on the commitment of our two principals, Mr. David Loev and Mr. Carey Birmingham to provide us with working capital in the form of open lines of credit totaling $50,000, or $25,000 from each principal. These commitments were made in the form of lines of credit to our Company on July 15, 2004, are non-secured and non-interest bearing. As of July 31, 2004 we have not drawn upon these lines of credit.

     As a result of lines of credit from our two principals, the current revenues we are receiving, and the low overhead of our business plan, we feel the Company will not need to seek additional financing for the next 6 months.

Product  Research  and  Development
-----------------------------------

     There is no planned product research and development in the foreseeable future.

Planned  purchase  of  plant  and/or  equipment
-----------------------------------------------

          There is no planned purchase of plant or equipment in the next 12 months, but it can be anticipated that, by the nature of our business, we may need to acquire various pieces of construction equipment or tools in the future.

Planned  significant  changes  in  number  of  employees
--------------------------------------------------------

          We are not planning any significant changes in the number of employees of our Company in the near future. We believe that because of the nature of our business, the Company can be effectively managed by our current president, Mr. Birmingham, combined with the efforts of our consultants. Mr. Birmingham plans on concentrating his full time and effort on the Company and leveraging his time with the effective use of consultants listed in this prospectus and subcontractors in the trade which will be billed to specific projects.

                              RESULTS OF OPERATIONS

For  the  three  months  ending  July  31,  2004

     For the three month period ending July 31, 2004, the Company had revenues of $37,901, which were offset by $35,716 due to cost of revenue associated with subcontractor fees and expenses associated with the QUADK contract, leaving a gross profit of $2,185.

     For the three month period ending July 31, 2004, general and administrative expenses consisted of cash items of $1,429.

Net income totaled $756 for the three months ending July 31, 2004 and basic and diluted net income per common share was $.00.

For  the  period  from  February  3,  2004  (Inception)  through April 30, 2004.

     We had no revenues for the period from February 3, 2004 through April 30, 2004.

     General and administrative expenses consisted of cash items of $32,545, which were for start up expenses, including accrued legal fees of $30,000 In addition, we incurred non-cash expenses of $203,000 which consisted of stock issued for services consisting of: sourcing new clients; providing construction expertise; real estate finance; leasing; market knowledge and property management expertise; and legal services.

     Net loss totaled ($235,545) for the period from February 3, 2004 through April 30, 2004.


Liquidity  And  Capital  Resources.
-----------------------------------
     OVERVIEW

     Our cash position was $8,625 as of July 31, 2004. We also had additional assets of $5,889, which consisted of $5,493 of Accounts Receivable and $396 of investment in the Schertz Parkway Joint Venture.

Accounts  payable  as  of  July  31,  2004,  was  $37,104.

 Working  capital  on  July  31,  2004,  was  negative  $22,590.

     For the period from February 3, 2004 to July 31,2004, cash flows from operating activities were negative $234,790, consisting primarily of $203,000 of adjustments to reconcile net loss due to stock issued for services. Net cash used in operating activities were negative $179 for the period from February 3, 2004 to July 31, 2004. Net cash flows from investing activities were negative $396 for the period from February 3, 2004 to July 31, 2004. For the same period the net cash flows from financing activities of the Company was $9,200.

     We have a commitment from two of our founders to provide us with financing via lines of credit totaling $50,000 in the future which we believe will be sufficient for our operations for a period of six months. Despite this assurance, however, if we are unable to raise additional capital from conventional sources, including lines of credit and additional sales of additional stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results.

     In the future, we may be required to seek additional capital by selling debt or equity securities, curtailing operations, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that financing will be available in amounts or on terms acceptable to us, or at all.

                                    BUSINESS
                                    --------

OUR  BUSINESS  DEVELOPMENT
--------------------------

     College Oak Investments, Inc. was formed in February, 2004 as a new corporation with no predecessor corporation. Although our Company has only been in existence for a few months, our president has over 25 years of experience in the commercial construction and real estate business.

     Neither we, nor our president, have been in bankruptcy , receivership or any similar proceeding, and we have not had any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets .

Our  Business
-------------

     College Oak Investments offers full-service development consulting, construction management and general contracting services and support for small to mid-size commercial developers and users of commercial buildings and various types of raw land for speculation and development. These services include the following:

   -   Site  Selection;
   -   Financial  Pro-forma  preparation  and  analysis;
   -   Return  on  Investment  and  Rate  of  Return  Analysis;
   -   Design  Development;
   -   Construction  Management;
   -   General  Contracting;
   -   Job  Supervision;
   -   Leasing  and  Property  Management;
   -   Sale/Leaseback  and  other  Disposition  Scenario  Analyses;  and
   -   Sale  Negotiation  and  Brokerage.
   - Raw Land, including oil and gas properties, for acquisition, sale an/or development.

As  a  service  business,  we  do  not  have  a  need  for  any  distribution.

     Our initial concentration will be in the San Antonio and South Texas markets where we will offer our services to developers and land owners. We hope to encounter a number of other larger and more established consulting companies and general contractors. We will capitalize on our consultants' contacts in area businesses, as well as the extensive finance, construction, real estate and general contracting experience of our team. We expect our experience along with our competitive fee structure and equity participation in projects, will set us aside from much of the competition.

     The nature of our current contracts and agreements call for us to receive a fee for services ranging from 3% to 5% of construction or subcontracting costs. As such, we act as a consultant to the developer or owner of a particular project.

     As a result of our initial contracts, we plan on realizing revenues from project consulting in amounts ranging from 3% to 5% of construction costs, plus any out of pocket expenses. We believe we will be able to limit initial overhead and non-project related operating expenses, which should help us to maximize our potential revenues.

          On August 1, 2004, we entered into a joint venture with a property owner in Schertz, Texas, for the development of approximately 7.6 acres of raw land for professional office, retail and mini-storage. In addition a 3.06% equity interest in the project, we have received and will continue to receive a 3% fee for providing consulting services to the joint venture.

     The structure of the Schertz Parkway venture will be the model for future projects with owners/developers for the construction and/or ownership of commercial properties. As such we hope to structure similar ventures where we provide consulting services for a percentage fee of the total development cost.

     We  have  no  unannounced  new  products  or  services.

     We will rely on a variety of sub-contractors and their suppliers for the completion of our business projects. We do not see any need to depend on any single sub-contractor or supplier, and, indeed, welcome a wide range of such services to provide a competitive pricing strategy for our clients and partners.

     We do not depend on any or a small number of customers, but instead we hope to have several projects going on at one time.

     We have no trademarks, licenses franchises, concessions, royalty agreements or labor contracts which have not been disclosed in this prospectus.

     As a general rule, all governmental approvals for our services are required to be obtained by, and maintained by, our clients and partners. As such, we have no pending or unapproved governmental services.

     There are no governmental regulations which directly affect our business. However, we can for a fee, consult with the client's engineers in seeking governmental approvals for environmental or other governmental regulations. Again, as a general rule, these are the responsibility of the owner/client.

     We have not spent any funds on research and development since our inception, nor do we plan on spending any funds in the near future.


MARKET  NEED
------------

     We believe that numerous small and mid-size commercial developers have need from time to time for financial analyses consulting as well as site selection and analysis and construction assistance, whether construction management or general contracting. In addition, numerous individuals and companies of all sizes often have requirements when considering development and construction of home offices, build-to suit projects or commercial facilities which may combine income from rental as well as home office use for the developer/owner. Based on the extensive experience of its executive, Mr. Birmingham, and its consultants, Mr. Alkire and Mr. Yount, and their knowledge of contacts and the market, the Company believes it can offer an immediate presence to San Antonio-based companies who seek such development consulting and/or construction consulting services.

     The Company's principal business activity consists of providing a full range of real estate development and construction services to individuals or companies seeking to develop or build small (3,000 square foot) to mid-size (25,000-35,000 square foot) commercial buildings. This entire process begins with site selection for a client and continues through actual construction, lease-up and management of the facility. While the initial emphasis of the Company is to seek out small and mid-size users, we do not limit ourselves to this niche. As opportunities develop, we will seek out larger projects and joint ventures as time and business progress.

     Construction consulting is a highly competitive business in which companies of all sizes strive to attract new clients or additional assignments from existing clients. Competition for new business is difficult as large construction management companies and general contractors have tremendous resources, both monetary and with personnel, to attract new clients. We believe that our general pricing of cost of construction plus a fee ranging from .5% to 10% will be very competitive and it expects to offer excellent service.

     All agreements between us and most of our clients will be terminable by either us or the client upon mutually agreed notice, as is the custom in the industry. We are currently being engaged on a project by project basis and accept engagements generally on a cost of construction plus a flat fee of from ..5% to 10% or on an hourly basis or flat fee arrangement. We also participate in equity ownership positions in development projects for cash and/or reduction of cash fees. We may engage consultants as independent contractors to assist it on various projects on an as needed basis.

     As is generally the case in the construction industry, our business is expected to be seasonal and will fluctuate with the general economy and real estate markets. The diverse aspect of our business plan can be expected to ameliorate these fluctuations to a degree.

COMPETITION
-----------

     There is significant competition to our core business not only from existing construction management consultants but also general contractors and owner/developers themselves. As we are currently positioned, we have little competitive edge over other, larger and more established construction management companies and general contractors. These other, larger companies have significantly larger sources of revenue with which to market their services and therefore compete for areas of our core business. However, many of these larger companies do not provide the real estate financial expertise, negotiating expertise and management expertise of various disparate functions (i.e. banking, general real state knowledge, architecture and construction) that we provide via our president and consultants. We believe that our core team provides a depth of knowledge that allows us to compete in the market. In addition, such competition is commonplace in the business and we believe our expertise, pricing policy and availability of knowledge and ownership ability will distinguish us from the competition.

     Furthermore, we intend to concentrate on smaller projects in terms of square footage, where we believe we will have an advantage. We believe that there is a demand in the market for smaller projects which have not been adequately serviced by our larger competitors.

DEPENDENCE  ON  MAJOR  CUSTOMERS
--------------------------------

     At this time we have two customers and do not expect to be dependent on any single customer for our success. Indeed, the nature of our business, and our fee structure, demand that we seek either: 1) more consulting customers, or 2) more ownership transactions to offset future expenses associated with our growth.

     The advantages to consulting customers, are that the fees that are generated are entirely net of all expenses associated with a project. For example, when we charge a 3% fee for consulting services, this fee does not include all of the costs associated with the project, such as travel, phone expenses, etc.

     Ownership transactions, as exemplified by the Schertz Parkway Ventures deal described in this prospectus, offer us opportunities for current cash fees via a construction management contract, as well as participation in future sales and/or rental revenues if the project succeeds.

PATENTS  AND  TRADEMARKS
------------------------

     We do not have any patents or trademarks and do not see the need for any in the near future.

LICENSE  AND  GOVERNMENT  APPROVAL
----------------------------------

     As a consultant, we are not required to have licenses nor do we require governmental approval for our services. When we begin to provide general contracting services as envisioned in our business plan, we will be required to obtain licenses from the state in which we conduct business. The fees and process for obtaining such a license are simple and inexpensive, ranging from approximately $100 per year in Texas to $500.00 in other states.

RESEARCH  AND  DEVELOPMENT
--------------------------

     The  nature  of our business does not require any research and development.

NUMBER  OF  EMPLOYEES
---------------------

     Currently, we have one, unpaid employee, our president, Carey G. Birmingham. At the present time, based on the agreements we have in place, we do not foresee the need for additional employees in the next 12 months.

                                  RECENT EVENTS
                                  -------------
     QUADK  BUILDING
     ---------------

     On June 9, 2004 we entered into a General Contracting and Construction Management Contract with QuadK, LLC, a Texas Limited Liability Company for the construction of a new 3,600 square foot office building in San Antonio, Texas. The Contract includes a fee for our services of approximately 5% of the construction cost, or approximately $12,400. We have subcontracted with Sage Development and Construction to complete this project. Jay Alkire is the president of Sage Development & Construction and a shareholder and consultant to our company.

     The Contract with QuadK is a Standard Form AIA contract and provides for us to seek out and engage subcontractors for the construction of a 3,600 square foot office building. As the primary contractor, relying on subcontractors such as Sage Development, it is our responsibility to make periodic cash draws from the owner, in this case QuadK, and process and pay invoices from our subcontractors.

SCHERTZ  PARKWAY  VENTURES,  LLC
--------------------------------

     On August 1, 2004, we entered into a joint venture agreement and, along with other investors (several of whom are also investors in our company), formed Schertz Parkway Ventures, LLC. On that date we agreed to purchase a 3.0% ownership interest in the company for an initial investment of $396.00.
Schertz Parkway Ventures, LLC ("SPV"), in turn, has the right to own approximately 7.6 acres of commercial land in Schertz, Texas, a city of 30,000 located 8 miles northeast of San Antonio, Texas on Interstate IH-35. The property consists of raw land, zoned commercial and preliminary design studies anticipate approximately 37,000 square feet of professional office space, 15,000 square feet of retail space and 60,000 square feet of mini-storage space.

     It is the intention of the joint venture to develop, sell or otherwise improve the 7.6 acres in Schertz by December 31, 2005. In the event that the joint venture does not make a substantial effort in that regard by December 31, 2005, the owner of the land has the right to terminate the joint venture and the land will revert to its current owner without the need for payment of any consideration. In such an event, our company's investment will effectively equate to nothing.

     As a part owner of the project in Schertz, we are entitled to receive our pro rata share from a sale of all or part of the land which generates sale proceeds of over $3.50 per square foot, for the life of the joint venture. In the event a building or other improvement to the property is completed and rented or sold, we will be entitled to receive our pro rata portion of cash flows from rental or the sale.

     During August 2004, SPV obtained a $25,000 line of credit from a local, commercial bank for, among other things, the purposes of paying development costs of the project, including construction management fees to our company. The president of our Company, along with another investor in SPV, guaranteed the line of credit for SPV. No member of SPV, including our Company, is obligated to guarantee any obligations of SPV, and College Oak Investments, Inc. has not guaranteed any debts to date on behalf of SPV.

     In addition to our ownership in the joint venture, we are entitled to receive a 3% fee for construction management consulting. When a contractor provides service to the joint venture, College Oak Investments reviews the invoice and checks to ensure the work has been adequately performed. We then bill the joint venture for the amount of the contract plus a 3% fee.

     In the event the project continues past the design development stage, and the members elect to begin construction, we will enter into a construction management contract which will include a 3% fee, based on construction costs, for services. As of July 31, 2004, we have billed SPV $375 for various development related services.

                                   MANAGEMENT
                                   ----------

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth our director and officer and his age and position:


NAME                      AGE                              POSITION
----                      ---                              --------

Carey  G.  Birmingham     48                   President  and  Chief  Executive
                                               Officer

     Carey Birmingham has served as our President and Director since inception in January 2004. As President and Director for College Oak Investments, Inc., Mr. Birmingham is responsible for our long-term strategic planning and all day-to-day administrative activities, including marketing, finance, profit and loss responsibility, building strategic alliances and developing sales. In addition, Mr. Birmingham brings his extensive 20-year experience in all aspects of commercial real estate in assisting clients and negotiating contracts. Up until March 19, 2004, Mr. Birmingham also served as Executive Vice President and Director of International Test Systems, Inc., a public company and manufacturer of automated test equipment for electronic printed circuit boards.

     During the past 20 years, in addition to his work in venture capital and individual investments, Mr. Birmingham has served in various capacities. From March 1982 through April 1984, Mr. Birmingham served as Asset Manager and Sr. Asset Manager of commercial real estate for New York Life Insurance. Mr. Birmingham served as a Vice President of Commercial Real Estate for Unicorp American Corporation and Executive Vice President for Unicorp Property Management, a company subsidiary, from May 1984 through November 1989. Mr. Birmingham served as a Portfolio Director, Commercial Real Estate, for United Services Automobile Association (USAA) from 1990 through part of 1992. In addition, Mr. Birmingham served as a real estate consultant for Fidelity Mutual Life Insurance and Mutual Benefit Life from 1992 through 1994. Mr. Birmingham has been responsible for the asset and real property management of real estate portfolios valued in excess of $250 Million at New York Life, $300-$400 Million at Unicorp American, $200-$300 Million at USAA and approximately $300 -$400 million at Fidelity and Mutual Benefit Life. During his tenure with these companies, Mr. Birmingham generated gross sales proceeds of over $700 million from the sale of real estate properties. Mr. Birmingham received a BA degree from New York University in 1980.

     In 2001 Mr. Birmingham formed or assisted in the formation of two Rule 419 companies, also known as blank check companies. The companies were formed for the purpose of raising funds in the public market and filed registration statements and amendments the same year. However, neither company progressed past there respective first amendments, and Mr. Birmingham abandoned his efforts in this regard in December, 2001. Other that his limited experience with the two companies, Mr. Birmingham has had no further experience in so-called blank check, or Rule 419 companies.

     Our  company  is  in  no  way  similar  to the 419 companies Mr. Birmingham formed. Such companies never sought money from investors, had no revenue, no clear business plan, no assets, no agreements with customers and were formed for the purposes of merging with existing businesses. Our Company has revenues, agreements with customers, assets, including an ownership interest in Schertz Parkway Ventures, and has been conducting business for several months. Furthermore, we have raised $8,400 from 39 investors since March 2004.

                             EXECUTIVE COMPENSATION
                             ----------------------

     Mr. Birmingham has not received a salary. It is anticipated that he will not receive a salary until the Company obtains a minimum of $250,000 in revenues.

LIMITATION  OF  DIRECTORS'  LIABILITY

     Our Articles of Incorporation eliminate, to the fullest extent permitted by the Nevada General Corporation Law, the personal liability of our directors for monetary damages for breaches of fiduciary duty by such directors. However, our Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) unlawful corporate distributions. This provision of the Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the board of directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, our stockholders could be injured by a board's decision and have no effective remedy.

                  CERTAIN TRANSACTIONSAND RELATED TRANSACTIONS
                  --------------------------------------------

     In January 2004, we issued 880,000 shares of common stock to Carey G. Birmingham in consideration for management services rendered and in connection with our formation.

     In January 2004, we issued 1,000,000 shares of common stock to David Loev in consideration for legal services rendered in connection with our formation and agreeing to prepare our SB-2 registration statement. In January 2004, the Company committed to pay Mr. Loev an additional $30,000 for legal fees associated with this registration statement. As of this date, there is no written agreement with Mr. Loev regarding this fee.

     In January 2004, we issued 50,000 shares of common stock to David W. Mooney in consideration for consulting services, which include sourcing new clients and providing architectural review for proposed projects, as needed.

     In January 2004, we issued 50,000 shares of common stock to Jay Alkire in consideration for consulting services, which include sourcing new clients and providing valuable construction expertise, as well as trade and subcontractor contacts, on a project by project basis, as needed.

     In January 2004, we issued 50,000 shares of common stock to H. Alex Yount in consideration for consulting services, including real estate finance, leasing, market knowledge and property management expertise on a project by project basis, as needed.

     In July 2004, Messrs. Birmingham and Loev agreed to provide the Company with lines of credit in the amount of $25,000 each, or $50,000 total.

     In August 2004, BFP Texas, Ltd. purchased a 13% interest in Schertz Parkway Ventures, LLC. BFP Texas, Ltd. is a shareholder of our company. Carey Birmingham, our president, is a General Partner in BFP Texas, Ltd.

     We are currently sharing office space leased by BFP Texas, Ltd., one of our shareholders, rent free on a month-to-month basis. The lease by BFP Texas, Ltd. expires on December 31, 2004, and after that time, we plan on using space in Mr. Birmingham's home, also on a rent free, month-to-month basis, until such time as we require and can afford new office space.


                             PRINCIPAL STOCKHOLDERS
                            -----------------------

     The table below sets forth, as of September 9, 2004, the beneficial ownership of common stock of our directors, officers, and holders of five percent or more of our common stock, and the officers and directors as a group.





                               NUMBER OF SHARES OF
NAME  AND  ADDRESS                COMMON STOCK
OF BENEFICIAL OWNERS           BENEFICIALLY OWNED(1)     PERCENTAGE OF OWNERSHIP

Carey  G.  Birmingham(2)             882,000                     41.7%
16161 College Oak, S. 101
San Antonio, TX   78249

David  M.  Loev                    1,000,000                     47.66%
2777  Allen  Parkway
Suite  1000
Houston, TX 77019


All  officers  and  directors        882,000                     41.7%
as a group (1) person

(1) The listed beneficial owners have no right to acquire any shares of the Company through outstanding warrants, options, or any other type of conversion privilege within sixty days from the date of this filing.

(2) Includes 2,000 shares held of record by BFP Texas, Ltd., a Texas Limited Partnership, of which Mr. Birmingham owns, via a trust, 5.26% and is co trustee of the General Partner, the Janet Birmingham Inter Vivos Trust.

                          DESCRIPTION OF CAPITAL STOCK
                          ----------------------------

COMMON  STOCK

     We are authorized to issue up to 100,000,000 shares of common stock. As of September 9, 2004 there were 2,114,000 shares of common stock issued and outstanding,

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is validly issued, fully paid and non-assessable.

PREFERRED  STOCK

     We are authorized to issue of up to 10,000,000 shares of preferred stock. We have no present plans for the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. In addition, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings, and other corporate purposes, could have the effect of making it more difficult or discouraging a third party from acquiring a controlling interest in us. In many cases, shareholders receive a premium for their shares in a change of control, and these provisions will make it somewhat less likely that a change in control will occur or that shareholders will receive a premium for their shares if a change of control does occur.

                        SHARES AVAILABLE FOR FUTURE SALE
                      ------------------------------------

     Upon the date of this prospectus, there are 2,114,000 shares of common stock issued and outstanding. Upon the effectiveness of this registration statement, the 234,000 shares of common stock to be resold pursuant to this prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops.

     The remaining 1,880,000 shares of common stock outstanding will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS
                  ---------------------------------------------

          This prospectus relates to the resale of 234,000 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.






                                     SHARES BENEFICIALLY     AMOUNT OFFERED          SHARES         PERCENTAGE
STOCKHOLDER                                 OWNED         (ASSUMING ALL SHARES    BENEFICIALLY     (IF GREATER
NAME                CONSIDERATION        BEFORE RESALE      IMMEDIATELY SOLD)      OWNED AFTER        THAN 1%)
                                                                                     RESALE
Brenda Yount . . . . .  Cash                       2,000              2,000            -
Ray Barger . . . . . .  Cash                       2,000              2,000            -
Lisa Stewart . . . . .  Cash                       2,000              2,000            -
Jay Alkire . . . . . .  Services                  50,000             50,000            -
Alex Yount . . . . . .  Services                  50,000             50,000            -
David Mooney . . . . .  Cash                       2,000              2,000            -
David Mooney . . . . .  Services                  50,000             50,000            -
Nina Mooney. . . . . .  Cash                       2,000              2,000            -
Janet T. Birmingham. .  Cash                       2,000              2,000            -
Stephen Birmingham . .  Cash                       2,000              2,000            -
Brad Smith . . . . . .  Cash                       2,000              2,000            -
Harriet Birmingham . .  Cash                       2,000              2,000            -
Mark Birmingham. . . .  Cash                       2,000              2,000            -
Stephen Kramer . . . .  Cash                       2,000              2,000            -
Trae O.High. . . . . .  Cash                       2,000              2,000            -
Dr. Ed Lahniers. . . .  Cash                       2,000              2,000            -
Jennie Loev. . . . . .  Cash                       2,000              2,000            -
Rafi Sonsino . . . . .  Cash                       2,000              2,000            -
Kevin McAdams. . . . .  Cash                       2,000              2,000            -
Gwen Carden. . . . . .  Cash                       2,000              2,000            -
Robert McMahon . . . .  Cash                       2,000              2,000            -
BFP Texas, Ltd.. . . .  Cash                       2,000              2,000            -
Christopher Crumpler .  Cash                       2,000              2,000            -
Christopher Matthews .  Cash                       2,000              2,000            -
Dr. Harold Yount . . .  Cash                       2,000              2,000            -
Rita Stewart . . . . .  Cash                       2,000              2,000            -
Hans Hodell. . . . . .  Cash                       2,000              2,000
Kwajo M. Sarfoh. . . .  Cash                       2,000              2,000            -
Ali Ahmed, PC (Corp.).  Cash                       2,000              2,000            -
Jacob Cohen. . . . . .  Cash                       2,000              2,000            -
Steven Weiss . . . . .  Cash                       2,000              2,000            -
Tony Meade . . . . . .  Cash                       2,000              2,000            -
Chris Ullman . . . . .  Cash                       2,000              2,000            -
Robert Moore . . . . .  Cash                       2,000              2,000            -
Charlie Butler . . . .  Cash                       2,000              2,000            -
Roberto Berrios. . . .  Cash                       2,000              2,000            -
Geraldine Smith. . . .  Cash                       6,000              6,000            -
Gregorio Inestroza . .  Cash                       4,000              4,000            -
Eric Hymowitz. . . . .  Cash                       2,000              2,000            -
Brian Harris . . . . .  Cash                       2,000              2,000            -
Breitman Family Trust.  Cash                       2,000              2,000            -
Dan Gostylo. . . . . .  Cash                       2,000              2,000            -
TOTAL. . . . . . . . .                           234,000            234,000            -

RESALE  OF  COMMON  STOCK  BY  SELLING  STOCKHOLDERS
SHARES  CURRENTLY  OUTSTANDING

     None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The 234,000 shares offered by the selling stockholders may be sold by one or more of the following methods, without limitation:

  - ordinary brokerage transactions and transactions in which the broker solicits purchases; and
  -  face-to-face  transactions  between  sellers  and  purchasers   without  a
    broker-dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

Such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated. Each broker-dealer who is involved in the offering must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. The selling stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus. As a result of such shares being registered under the Securities Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of common stock for purposes of the Securities Act with the result that they may be subject to certain statutory liabilities if the registration statement to which this prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

Before our Common Stock is listed on the OTC Bulletin Board, selling security holders will sell at a stated, fixed price. Once our Common Stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.

Relationships  of  Selling  Shareholders

- Brenda Yount is the wife of H. Alex Yount, a shareholder and consultant to our company.
- Jay Alkire is a consultant to our company and president of Sage Development and Construction, the primary subcontractor on one of our projects, the QuadK Building in San Antonio, TX.
-     Alex  Yount  is  a  consultant  to  our  company.
-     David  Mooney  is  a  consultant  to  our  company.
-     Nina  Mooney  is  the  wife  of  David  Mooney
- Janet Birmingham is the mother of the President of our company, Carey G. Birmingham
- Stephen Birmingham is the father of the President of our company, Carey G. Birmingham
- Harriet Birmingham is the sister of the President of our company, Carey G. Birmingham
- Mark Birmingham is the brother of the President of our company, Carey G. Birmingham
- Stephen J. Kramer is the owner of QuadK and the client for one of our projects.
- Jennie Loev is the sister of David Loev, our corporate counsel and founder.
- BFP Texas, Ltd. is a Texas Limited Partnership. Carey Birmingham, our president and founder is co-trustee of the Janet Birmingham Inter Vivos Trust,
      General  Partner  of  the  BFP  Texas,  Ltd.
-     Dr. Harold Yount is the father of Alex Yount, a consultant to our company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                   ------------------------------------------

     David  M. Loev, Attorney at Law, owns 1,000,000 shares of our Common Stock.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
            --------------------------------------------------------
                           SECURITIES ACT LIABILITIES
                           --------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                LEGAL PROCEEDINGS
                                -----------------

     None

                                    EXPERTS
                                    -------

     The financial statements of College Oak Investments, Inc., appearing in this SB-2 Registration Statement have been audited by Malone & Bailey, PLLC, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS
                                 --------------

     Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

     This Prospectus does not contain all of the information with respect to the various agreements and other documents referred to herein. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof. For further information with respect to the Company and the shares, any prospective purchaser should contact Carey G. Birmingham at 210-408-6019, Ext. 2.

     Our fiscal year ends on April 30. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.

Financial Statements




                COLLEGE OAK INVESTMENTS, INC.
                (A Development Stage Company)
                       BALANCE SHEET
                       July 31, 2004
                       (Unaudited)




     ASSETS
Cash                                              $   8,625
Accounts receivable                                   5,493
Investment in joint venture                             396
                                                    --------
  Total current assets                            $  14,514
                                                    ========


     LIABILITIES & STOCKHOLDERS' DEFICIT

Accounts Payable                                  $  37,104
                                                    --------

Commitments

     STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par, 10,000,000 shares
  authorized, none issued and outstanding                 -
Common stock, $.001 par, 140,000,000 shares
  authorized, 2,122,000 shares issued
  and outstanding                                     2,122
Additional paid in capital                          210,078
Deficit accumulated during the development stage   (234,790)
                                                    --------
     TOTAL STOCKHOLDERS' DEFICIT                    (22,590)
                                                    --------
     TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT    $  14,514
                                                    ========



           COLLEGE OAK INVESTMENTS, INC.
          (A Development Stage Company)
            STATEMENTS OF OPERATIONS
Three Months Ending July 31, 2004, and Period from
          February 3, 2004 (Inception)
             Through July 31, 2004
                  (Unaudited)


                             Three
                             Months      Inception
                            ---------    ---------
Revenues
  General contracting       $   37,374  $   37,374
  Management fees                  527         527
                            ---------    ---------
Total revenues                  37,901      37,901

Cost of revenues                35,716      35,716
                            ---------    ---------
Gross profit                     2,185       2,185

Administrative expenses
  - cash                         1,429      33,975
  - non-cash                         -     203,000
                            ---------    ---------
Net income (loss)           $      756  $ (234,790)
                            =========    =========

Basic and diluted net
  income per common share   $     0.00

Weighted average common
  shares outstanding         2,117,143


                     COLLEGE OAK INVESTMENTS
                  (A Development Stage Company)
                    STATEMENTS OF CASH FLOWS
          Three Months Ended July 31, 2004 and Period from
                   February 3, 2004 (Inception)
                     Through July 31, 2004
                         (Unaudited)



                                           Three
                                           Months      Inception
                                          ---------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                 $      756   $  (234,790)
Adjustments to reconcile net loss
  to cash used in operating activities:
    Stock issued for services                     -       203,000
Changes in:
  Accounts receivable                        (5,493)       (5,493)
  Accounts payable                            6,349        37,104
                                          ---------    ----------
NET CASH USED IN OPERATING ACTIVITIES         1,612          (179)
                                          ---------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase in joint venture                    (396)         (396)
                                          ---------    ----------
NET CASHED USED IN INVESTING ACTIVITIES        (396)         (396)
                                          ---------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of stock                               2,600         9,200
                                          ---------    ----------
NET CHANGE IN CASH                            3,816         8,625
  Cash balance, beginning                     4,809             -
                                          ---------    ----------
  Cash balance, ending                   $    8,625   $     8,625
                                          =========    =========

                          COLLEGE OAK INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of College Oak Investments, Inc. ("College Oak"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in College Oak's latest annual report filed with the SEC on Form SB-2. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal year 2004, as reported in the SB-2, have been omitted.

                          INDEPENDENT AUDITORS' REPORT

To  the  Board  of  Directors
College  Oak  Investments,  Inc.
(A  Development  Stage  Company)
San  Antonio,  Texas

We have audited the accompanying balance sheet of College Oak Investments, Inc., as of April 30, 2004 and the related statements of expenses, stockholders deficit, and cash flows for the period from February 3, 2004 (Inception) through April 30, 2004. These financial statements are the responsibility of College Oak Investments, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of College Oak Investments, Inc., as of April 30, 2004, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that College Oak will continue as a going concern. As discussed in Note 2 to the financial statements, College Oak has minimal operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE  &  BAILEY,  PLLC
www.malone-bailey.com
Houston,  Texas

May  27,  2004


                          COLLEGE OAK INVESTMENTS, INC.

                          (A Development Stage Company)
                                  BALANCE SHEET
                                 April 30, 2004



ASSETS
   Cash                                                         $4,809
                                                              ========

LIABILITIES

   Accounts Payable                                            $30,754
                                                              --------

Commitments

      STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par, 10,000,000 shares
  Authorized, none issued and outstanding                            -
Common stock, $.001 par, 140,000,000 shares
  authorized, 2,096,000 shares issued
  and outstanding                                                2,096
Additional paid in capital                                     207,504
Deficit accumulated during the development stage              (235,545)
                                                              --------
TOTAL STOCKHOLDERS' DEFICIT                                   ( 25,945)
                                                              --------

TOTAL LIABILITIES & STOCKHOLDERS'
DEFICIT                                                        $ 4,809
                                                              ========

     See accompanying summary of accounting policies and notes to financial statements.


                          COLLEGE OAK INVESTMENTS, INC.

                          (A Development Stage Company)
                              STATEMENT OF EXPENSES
                    Period from February 3, 2004 (Inception)
                             Through April 30, 2004






Administrative expenses
   - cash

       - accrued legal expense                             $ 30,000

       - other                                                2,545

       - non-cash financial and consulting expense          203,000
                                                        ------------
Net loss                                                  $(235,545)
                                                        ============

Basic and diluted net loss per common share                  $(0.11)
Weighted average common shares outstanding                2,049,149


     See accompanying summary of accounting policies and notes to financial statements.


                               COLLEGE OAK INVESTMENTS, INC.

                               (A Development Stage Company)
                       STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                         Period from February 3, 2004 (Inception)
                                  Through April 30, 2004

                                                                     Deficit
                                                                     Accumulated
                                                     Additional      During
                         Common          Stock       Paid  in        Development
                         Shares            $         Capital         Stage                Totals
                        -------------   --------     ----------     -----------------     --------------
Shares issued
-for services at
   $.10 per share         2,030,000       $2,030     $200,970        $         -             $203,000
-for cash at $.10
   per share                 66,000           66        6,534                  -                6,600

Net loss                          -            -            -            (235,545)           (235,545)
                        -------------   --------     ----------     -----------------     --------------
Balances,
April 30, 2004            2,096,000       $2,096     $207,504        $   (235,545)            $(25,945)
                        =============   =========    ==========     =================      =============



     See accompanying summary of accounting policies and notes to financial statements.


                            COLLEGE OAK INVESTMENTS

                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                    Period from February 3, 2004 (Inception)
                             Through April 30, 2004



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                             $(235,545)
  Adjustments to reconcile net loss
     to cash used in operating activities:
  Stock issued for services                              203,000
  Changes in:
      Accounts payable                                    30,754
                                                     ------------

NET CASH USED IN OPERATING ACTIVITIES                     (1,791)

CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of stock                                            6,600
                                                     ------------
NET CHANGE IN CASH                                         4,809
  Cash balance, beginning                                      -
                                                    -------------
  Cash balance, ending                                 $   4,809
                                                    =============



     See accompanying summary of accounting policies and notes to financial statements.

                          (A Development Stage Company)
                        NOTES  TO  FINANCIAL  STATEMENTS

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
Nature of Business. College Oak Investments, Inc. ("COI") was incorporated in Nevada on February 3, 2004. COI is engaged in general contracting, construction management, and real estate development.

COI's  fiscal  year  end  is  April  30th.

Cash and Cash Equivalents. For purposes of the statement of cash flows, COI considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Revenue Recognition. COI recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. There were no revenues through April 30, 2004.

Income taxes. COI recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. COI provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Recently issued accounting pronouncements. COI does not expect the adoption of recently issued accounting pronouncements to have a significant impact on COI's results of operations, financial position or cash flow.

NOTE  2  -  GOING  CONCERN
As shown in the accompanying financial statements, COI has minimal operations and has a working capital deficit of $25,945 as of April 30, 2004. These conditions create an uncertainty as to COI's ability to continue as a going concern. Management is trying to raise additional capital through sales of its common stock as well as seeking financing from third parties. The financial statements do not include any adjustments that might be necessary if COI is unable to continue as a going concern.

NOTE  3  -  COMMON  STOCK
In February 2004, COI issued 2,030,000 shares of common stock for services valued at $.10 per share, or $203,000. COI sold 2,000 shares of common to an individual for $.10 per share, or $200.

In March 2004, COI sold 32,000 shares of common stock to individuals at $.10 per share for $3,200.

In April 2004, COI sold 32,000 shares of common stock to individuals at $.10 per share for $3,200.

NOTE  4  -  INCOME  TAXES

     Deferred  tax  assets                         $  5,000
     Less:  valuation  allowance                     (5,000)
                                                   ---------
     Net  deferred  taxes                           $      0
                                                     =======

COI has a net operating loss of approximately $32,000 as of April 30, 2004 which can be carried forward 20 years.


NOTE  5  -  COMMITMENTS
COI has no lease expense as of April 30, 2004. COI is using office space provided by a related party on a rent-free, month to month basis.

NOTE  6  -  SUBSEQUENT  EVENTS
In May 2004, COI sold 16,000 shares of common stock to individuals at $.10 per share for $1,600.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                   ------------------------------------------

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Nevada law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The articles of incorporation of College Oak Investments, Inc. limit the liability of its directors or its stockholders to the fullest extent permitted by Nevada law. Specifically, directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office.

     The inclusion of this provision in the amended and restated articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the company and its stockholders.

     Our articles of incorporation provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. Our articles of incorporation include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


     SEC  Registration  Fee                        $.03*
     Printing  and  Engraving  Expenses           1,000*
     Legal  Fees  and  Expenses                  30,000*
     Accounting  Fees  and  Expenses             10,000*
     Miscellaneous                                2,000*
                                                  ------

     TOTAL                                     $43,000.03*
                                               ============

     *Estimated.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     In January 2004, we issued 2,030,000 shares of our common stock to our founders for various services rendered. We believe that these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in College Oak, and since the transactions were non-recurring and privately negotiated.


     Between March 2004 and July 2004, we issued an aggregate of 84,000 shares of our common stock to 39 shareholders for $8,400.00. The following list indicates the month and year in which these securities were sold:


Name             NO.  OF  SHARES     DATE  SOLD
----             ---------------     ----------
Brenda Yount               2,000     March 2004
Ray Barger                 2,000     March 2004
Lisa Stewart               2,000     March 2004
David Mooney               2,000     March 2004
Nina Mooney                2,000     March 2004
Janet T. Birmingham        2,000     March 2004
Stephen Birmingham         2,000     March 2004
Brad Smith                 2,000     March 2004
Harriet Birmingham         2,000     March 2004
Mark Birmingham            2,000     March 2004
Stephen Kramer             2,000     March 2004
Trae O.High                2,000     March 2004
Dr. Ed Lahniers            2,000     March 2004
Jennie Loev                2,000     March 2004
Rafi Sonsino               2,000     March 2004
Kevin McAdams              2,000     March 2004
Gwen Carden                2,000     April,2004
Robert McMahon             2,000     April 2004
BFP Texas, Ltd.            2,000     February 2004
Christopher Crumpler       2,000     April 2004
Christopher Matthews       2,000     April 2004
Dr. Harold Yount           2,000     April 2004
Rita Stewart               2,000     April 2004
Hans Hodell                2,000     April 2004
Kwajo M. Sarfoh            2,000     April 2004
Ali Ahmed, PC (Corp.)      2,000     April 2004
Jacob Cohen                2,000     April 2004
Steven Weiss               2,000     April 2004
Tony Meade                 2,000     April 2004
Chris Ullman               2,000     April 2004
Robert Moore               2,000     April 2004
Charlie Butler             2,000     May,2004
Roberto Berrios            6,000     May,2004
Geraldine Smith            4,000     May 2004
Gregorio Inestroza         2,000     May 2004
Eric Hymowitz              2,000     May 2004
Brian Harris               2,000     May 2004
Breitman Family Trust      2,000     May 2004
Dan Gostylo                2,000     May 2004

     All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation
D and section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons and the Company made independent determinations that all of these persons were sophisticated investors, and that they were capable of analyzing the merits and risks of their investment.

In particular, our company confirmed that with respect to the exemption claimed under Rule 506 D and section 4(2) of the Securities Act of 1933, that:

(i) Each purchaser referred to gave written assurance of investment intent without a view for resale and certificates for shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;
(ii) Sales were made to a limited number of persons. No general solicitation to the public was made in connection with such sales;
(iii) Each purchaser represented in writing that he had sufficient sophistication to evaluate the investment and could afford to lose his entire investment without adversely affecting his lifestyle;
(iv) Neither our company nor any person acting on our behalf offered or sold shares by means of any form of general solicitation or general advertising;
(v) The purchasers represented in writing that they acquired the shares for their own accounts.
(vi) Shareholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.

ITEM  27.  EXHIBITS

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT  NO.          IDENTIFICATION  OF  EXHIBIT
------------

3.1(1)               Articles  of  Incorporation

3.2(1)               By-Laws  of  COI,  Inc.

5.1(3)               Legal  Opinion  of  Counsel

10.1(2)               Joint Venture Agreement with Schertz Parkway Ventures, LLC

10.2(3) General Contracting and Construction Management Contract with QuadK, LLC

23.1(3)               Consent  of  Malone  &  Bailey,  PLC

23.2(3)               Consent  of  Counsel  (See  Exhibit  5.1)

(1) Filed as an exhibit to our Form SB-2 Registration Statement filed on June 25, 2004.
(2) Filed as an exhibit to our Form SB-2 Registration Statement filed on August 8, 2004.
(3)     Filed  herewith.

ITEM  28.  UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     iii. Include any additional or changed material on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 2004.

                                       COLLEGE  OAK  INVESTMENTS,  INC.


                                       By: /s/ Carey G. Birmingham
                                       CAREY  G.  BIRMINGHAM,  President  ,Chief
                                       Executive  Officer,  and  Principal
                                       Accounting  Officer



     This registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                             Title                         Date
---------                             -----                         ----


/s/ Carey G. Birmingham
--------------------        President, CEO, Principal
                            Accounting Officer, and         September  9, 2004
                             Director
CAREY G. BIRMINGHAM

Exhibit  5.1


                                    David  M.  Loev,  Attorney  at  Law
                                    2777  Allen  Parkway
                                    Suite  1000
                                    Houston,  Texas  77019
                                    713-524-4110  PHONE
                                    713-524-4122  FACSIMILE


September 9,  2004

College  Oak  Investments,  Inc.
16161  College  Oak,  Suite  101
San  Antonio,  Texas  78249

Re:  Form  SB-2  Registration  Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of College Oak Investments, Inc. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.   234,000  shares  of  common  stock,  $.001  par  value  (the  "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

This opinion opines upon Nevada Law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported decisions interpreting those laws.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                         Sincerely,
                                         David  M.  Loev


                               /s/  David  M.  Loev,  Attorney  at  Law

EXHIBIT 10.2




                                AIA DOCUMENT A105

   STANDARD FORM OF AGREEMENT BETWEEN OWNER AND CONTRACTOR FOR A SMALL PROJECT

                 WHERE THE BASIS OF PAYMENT IS A STIPULATED SUM

                           1993 SMALL PROJECTS EDITION

  Because this document has important legal consequences, we encourage you to consult with an attorney before signing it. Some states mandate u cancellation period or require other specific- disclosures, including warnings for hone improvement contract, when document such as this will he used .for Work on the
Owner's :s personal residence. Your attorney should insert all language required by slate or local law to he included in ibis Agreement. Such statements may he entered in the space provided below or if required by law, above the signatures of the parties.

This  AGREEMENT  is  made:
(Date)

          June  1,  2004

BETWEEN  the  Owner:

          Quadk,  LLC
          8012  Rocking  Horse  Lane  Fair  Oaks  Ranch,  TX  78015

and  the  Contractor:

          College Oak Investments, Inc. 16161 College Oak, S. 101 San Antonio, TX 78249

for  the  following  Project:

          Office Building for: Stephen J. Kramer  Architecture & Design, Inc.

The  Architect  is:

          Stephen  J.  Kramer  Architecture  &  Design,  Inc.

The  Owner  and  Contractor  agree  as  follows.

                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

The Contractor shall complete the Work described in the Contract Documents for the project. The Contract Documents consist of:

..1     this  Agreement  signed  by  the  Owner  and  Contractor;

..2     AIA Document A205, General Conditions of the Contract for Construction of
       a  Small  Project,  current  edition;

..3     the  Drawings  and  Specifications  prepared  by the Architect, dated and enumerated  as  follows:

Drawings:

          See  attached  sheet  index


Specifications:

          Contained  in  Drawings


..4     addenda  prepared  by  the  Architect  as  follows:

          N/A


..5     written  change  orders  or  orders  for minor changes in the Work issued after  execution  of  this  Agreement;  and

..6     other  documents,  if  any,  identified  as  follows:

          Subsurface exploration and foundation analysis  provided  by  Intec.

                                    ARTICLE 2
              DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION DATE

The date of commencement shall be the date of this Agreement unless otherwise indicated below. The Contractor shall substantially complete the Work not later than
     December  15,  2004,
subject  to  adjustment  by  Change  Order.
(insert  the  date  or  number  of calendar days after the date of commencement)

                                    ARTICLE 3
                                  CONTRACT SUM

3.1 Subject to additions and deductions by Change Order, the Contract Sum is:

              $329,067.28 (Three hundred twenty nine thousand sixty seven dollars and .28/100)

3.2 For purposes of payment, the Contract Sum includes the following values related to portions of the Work:


               PORTION  OF  WORK                    VALUE

               SEE  ATTACHED  PROPOSAL  AND  PRICING  BREAKDOWN


3.3 The Contract Sum shall include all items and services necessary for the proper execution and completion of the Work.

                                    ARTICLE 4
                                     PAYMENT

4.1 Based on Contractor's Applications for Payment certified by the Architect, the Owner shall pay the Contractor as follows:
        (Here insert payment procedures and  provisions  for retainage if any.)

          The period covered by each application for payment shall be one calendar month. Provided that the application is received by the 25th of the month the architect shall act on the application within 5 working days and the owner shall make payment within 5 working days of receipt of the approved application. The application shall be based upon the Proposal (Schedule of Values) referred to in Article 3.2 herein and shall reflect the percentage of work completed at the time of the application. Monthly payment shall consist of the portion of the Contract Sum properly allocated to completed work, less retainage of 10%.

4.2     Payments  due  and  unpaid  under  the  Contract  Documents  shall  bear interest from the date payment is due at the rate of , or in the absence thereof, at the legal rate prevailing at the place of the Project.
        (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owners and Contractor's principal places of business the location of the Project and elsewhere may affect the validity of this provision.)


                                    ARTICLE 5
                                    INSURANCE

5.1 The Contractor shall provide Contractor's Liability and other Insurance as follows:
        (Insert  specific  insurance  required  by  the  Owner.)

              General  Liability
              Umbrella  Liability
              Owner  named  as  additional  insured

5.2 The Owner shall provide Owner's Liability and Owner's Property insurance as follows:
        (Insert  specific  insurance  furnished  by  the  owner.)

              General  Liability
              Builder's  Risk
              Replacement  Cost  of  Building  (not  to  exceed  $350,000)

5.3 The Contractor shall obtain an endorsement to its general liability insurance policy to cover the Contractor's obligations under Paragraph
        3.12 of AIA Document A205, General Conditions of the Contract for Construction of Small Project.

5.4     Certificates  of  insurance  shall be  provided  by  each  party showing
        their  respective  coverage's   prior  to  commencement   of  the  Work.

                                    ARTICLE 6
                           OTHER TERMS AND CONDITIONS
(insert  any  other  terms  or  conditions  below.)

N/A


This Agreement entered into as (of the day and year first written above. (If required by law insert cancellation period, disclosures or other warning statements above the signatures.)

OWNER




Quadk,  LLC  by  Stephen  J.  Kramer
------------------------------------
(Printed  name,  title  and  address)

8012  Rocking  Horse  Lane
--------------------------

Fair  Oaks  Ranch,  TX  78015
-----------------------------



CONTRACTOR




College  Oak  Investments,  Inc.
--------------------------------
(Printed  name,  title  and  address)

16161  College  Oak,  S.  101
-----------------------------

San  Antonio,  TX  78249
------------------------

LICENSE  NO.

JURISDICTION  Bexar  County,  TX
              ------------------









CAUTION: You should sign an original AIA document which has this caution printed in red. An original assures that changes will not be obscured as may occur when documents are reproduced. See Instruction Sheet for Limited License for Reproduction of this document.

{LOGO}
COLLEGE  OAK  INVESTMENTS,  INC.
16161  COLLEGE  OAK
SUITE  101
SAN  ANTONIO,  TX  78249
210-408-6019  EXT.  1
FAX:  210-408-1856



PROPOSAL

DATE:  MAY  15.04


KRAMER ARCHITECTS                   S.F. 3038.00
-----------------                   ------------

DESCRIPTION                      COST      COST/SF
-----------                      ----      -------

GENERAL CONDITIONS              29,900.00     9.84
EQUIPMENT                        3,400.00     1.12
FINAL CLEANING                     759.50     0.25
DEMOLITION                           0.00     0.00
SITE FINISH WORK                 7,850.00     2.58
CONCRETE                        25,549.60     8.41
MASONRY                         26,660.00     8.78
STRUCTURAL                      44,768.00    14.74
CABINETS & MILLWORK             21,500.00     7.08
ROOFING                         25,505.00     7.41
DOORS & HARDWARE                 8,912.00     2.93
GLASS                           13,550.00     4.46
DRYWALL                          8,470.00     2.79
CEILINGS                             0.00     0.00
FLOORING                        10,032.00     3.30
SPECIALTIES                      9,305.75     3.06
PAINT & WALL COVERING           10,080.00     3.32
HVAC                            18,620.00     6.13
FIRE ALARM                           0.00     0.00
FIRE SPRINKLERS                      0.00     0.00
PLUMBING                        17,700.00     5.83
ELECTRICAL                      21,963.00     7.23
SUBTOTAL                       301,514.85    99.25
CONTRACTOR'S OVERHEAD & FEE     15,076.24     4.96
SALES TAX                       12,466.17     4.10
---------------------------  ------------  -------

TOTAL                          329,067.26   108.32

  SHEET INDEX

L1.0     LANDSCAPE  PLANTING  PLAN           TAS1.0  ACCESSIBILITY  STANDARDS
L1.1     LANDSCAPE  PLANTING  DETAILS        TAS1.1  ACCESSIBILITY  STANDARDS
1,.2.    LANDSCAPE  IRRIGATION  PLAN
L2.1     LANDSCAPE  IRRIGATION  DETAILS
                                             M1.0  MECHANICAL  FLOOR  PLANS
C1.0     DIMENSION  SITE  PLAN                     MECHANICAL  NOTES
         SITE  UTILITY  PLAN                 M2.0  MECHANICAL  SECTIONS,
         SITE  DETAILS                             SCHEDULES  8  DETAILS
C1.1     SITE  GRADING/DRAINAGE  PLAN        P1.0  PLUMBING  FLOOR  PLAN
         SITE  DETAILS                             RISER  8  DETAILS
                                             P2.0  PLUMBING  ENLARGED  PLAN
S1       STRUCTURAL  NOTES,  SECTION               NOTES  &  DETAILS
         AND  DETAILS                        E1.0  ELECTRICAL  FLOOR  PLAN
                                                   ELECTRICAL  NOTES
                                             E1.1  REFLECTED  CEILING  PLAN
                                                   LIGHTING  PLAN
A1.0  ROOF  PLAN  /  DETAILS
A2.0  FLOOR  PLANS  /  SCHEDULES
A4.0  WALL  SECTIONS  /  DETAILS  A5.0  CABINET  DETAILS
A5.1  INTERIOR  /  CABINET  ELEVS.
AS1.0  ARCHITECTURAL  SPECS.
AS1.1  ARCHITECTURAL  SPECS.
AS1.2  ARCHITECTURAL  SPECS.

EXHIBIT 23.1



     CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS


To  the  Board  of  Directors
    College  Oak  Investments,  Inc.
    San  Antonio,  Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated May 27, 2004 included herein for the period from February 3, 2004 (Inception) through April 30, 2004.

We also consent to the references to us under the heading "Experts" in such document.


September  9,  2004

/s/ Malone & Bailey, PLLC
Malone  &  Bailey,  PLLC
www.malone-bailey.com
Houston,  Texas